EXHIBIT 2
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            Consent of Morgan Grenfell Investment Management Limited
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               The undersigned agrees that the Schedule 13G executed by Deutsche
Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  March 11, 1999



                                   MORGAN GRENFELL INVESTMENT MANAGEMENT LIMITED



                                   By: /s/ William Slattery
                                      ------------------------------------------
                                      Name: William Slattery
                                      Title:  Head of Business Risk